CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.10

COMMERCIAL/INDUSTRIAL BUILDING LEASE

THIS COMMERCIAL/INDUSTRIAL BUILDING LEASE and the First Addendum to Lease (the “Addendum”) attached hereto (together with the Addendum, this “Lease”), made this 12th day of July, 2023 (the “Effective Date”), by AMAERO ADVANCED MATERIALS & MANUFACTURING, INC., a Delaware corporation (“Lessee”), and SPRING BRANCH, LLC, a Tennessee limited liability company, (“Lessor”).

1.
PREMISES: The Lessor, for and in consideration on of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by the Lessee, has leased and rented, and by all these presents does lease and rent, unto the said Lessee and said Lessee hereby agrees to take upon the terms and conditions which hereinafter appear, the following described property as shown on Exhibit A (site plan) and as further described on Exhibit B (legal description), including all easements and right of ways of record within the property’s lease lines) together with an approximately 100,000 square foot building constructed on approximately 13.2+/- acres to wit: 130 Innovation Drive, Cleveland, Tennessee (the “Initial Premises”) and a high bay expansion to be constructed by Lessor of approximately 30,000 square feet (the “Expansion Premises”). The Initial Premises and Expansion Premises are referred to collectively as the “Premises”.

The Initial Premises shall be constructed in accordance with the permit, set of plans and specifications described on Exhibit C, which include the following included specifications:

Lighting: LED

Sprinkler: ESFR

East Side: Two transformer pad. Initial +/- 300kva transformer energizing 300 amp panel controlling interior and exterior lighting, doors, levelers, ventilation fan and fire suppression. Pre-installed conduits inside building.

Docks/Drive-Ins: (5) 8’x10’ electronically opened dock doors on North wall equipped with 40,000 lb. levelers. (1) 8’x10’ dock door for trash compactor. (1) 14’x14’ electronically opened drive-in door on South wall. (1) 14’x14’ electronically opened drive-in door on West wall.

Truck Court: North side; 150’.

Clear Height: 30’

Zoning: IL

Slab: 8” (less 5,000 sf cut out area for office and production breakroom).

Parking: The greater of 120 parking spaces or the minimum required by local ordinances. The Expansion Premises shall be constructed by Lessor pursuant to the specifications set forth in Exhibit C.

2.
TERM: To have and to hold for a term commencing on the Commencement Date, as defined in the Addendum, and expiring fifteen (15) years after January 1, 2024 (“Initial Premises Rent Commencement Date”) (the “Term”). Provided that Lessee is not then in default beyond applicable notice and cure periods, Lessee shall have two (2) options (each, an “Option to Extend”) to extend the Term, each for five (5) year terms at the then Fair Market Rent, determined in accordance with Exhibit D. “Fair Market Rent” shall be defined as comparable rent, current market concessions, if any, for this Lease of space comparable to the Premises then being offered in similar buildings in the same submarket, but excluding any alterations or improvements constructed by Lessee at Lessee’s expense in the Premises. Lessee shall be granted access to the Premises upon the Effective Date for storage and to install Lessee’s equipment, perform tenant improvements and to otherwise prepare the Premises for occupancy.
3.
OPTION TO PURCHASE: Commencing upon the Commencement Date, Lessee shall have the right and option to purchase the Premises for a period of three (3) years by providing written notice to Lessor of Lessee’s exercise of such purchase option. The purchase price shall be as follows: (i) if Lessee exercises the purchase option prior to January 1, 2025, the purchase price shall be $[***], (ii) if Lessee exercises the purchase option from January 1, 2025 through December 31, 2025, the purchase price shall be $[***] and (iii) if Lessee exercises the purchase option from January 1, 2026 through December 31, 2026, the purchase price shall be $[***]. If Tenant exercises its option to purchase the Premises pursuant to this Section 3, the terms and conditions of Exhibit E shall apply.
4.
RENTAL: Lessee agrees to pay rent for the Initial Premises and Expansion Premises without demand, deduction, or set-off except as provided by state law or this Lease. Rental for this Lease term is payable in monthly installments (i) commencing on the Initial Premises Rent Commencement Date, in the amount of $86,853.35 per month with respect to the Initial Premises and (ii) commencing on the Expansion Premises Rent Commencement Date, in the amount of $25,975.00 per month with respect to the Expansion Premises (the “Base Rental Amount”), which amounts shall payable in advance on or before the 1st day of each month during the Term. [***]. The Base Rental Amount shall increase 2% per annum beginning in January 2025. Notwithstanding the foregoing, the first payment of Initial Premises Base Rental Amount shall be due and payable upon execution of this Lease and applied to the first Initial Premises Base Rental Amount due under this Lease.

On the Commencement Date, Lessee shall pay Lessor a security deposit in the amount of $[***] (the “Security Deposit”) which shall be held by Lessor. Within thirty (30) days after the expiration or earlier termination of this Lease Term and after Lessee has vacated the Premises, Lessor shall return to Lessee the entire Security Deposit except for amounts that Lessor has deducted therefrom that are needed by Lessor to cure defaults of Lessee under this Lease or compensate Lessor for damages for which Lessee is liable pursuant to this Lease.

Lessor shall provide Lessee with a tenant improvement allowance in the amount of $[***] (the “Tenant Improvement Allowance”) which shall be utilized solely to offset all hard and soft costs of Lessee’s tenant improvement costs on a Pari-Passu basis with Lessee’s actual expenditures pursuant to mutually agreeable plans and specifications. Lessee shall be solely responsible for all hard and soft costs in excess of $[***] for tenant improvements.

Prior to the later of October 1, 2023 or the date that design, pricing and permitting for the Expansion Premises is complete, Lessee shall provide Lessor with satisfactory evidence that Lessee has at least $[***] of unrestricted cash or cash equivalents available to fund Lessee’s initial tenant improvements. In the event Lessee fails to provide such evidence of funding by such date and such failure continues for thirty (30) days after written notice from Lessor to Lessee of such failure, then Lessor may terminate this Lease and the Security Deposit and initial rent payment shall be refunded to Lessee.

5.
EXPENSES: Commencing on the Initial Premises Rent Commencement Date, Lessee shall pay all utility bills of all types for use of the Premises, including but not limited to water and sewer, natural gas, electricity and sanitary pick-up bills during the Term. As a prerequisite to beneficial occupancy, Lessee must transfer all utilities into the name and responsibility of the Lessee, including all appropriate deposits required by utility companies. If Lessee does not pay same, Lessor may, but shall not be required to pay the same and such payment shall be added to the rental of the Premises plus any attendant cost for its processing.
6.
MORTGAGEES RIGHTS AND FINANCIAL INFORMATION; MEMORANDUM OF LEASE; NON-DISTURBANCE AGREEMENT: Lessee’s rights shall be subject to any bona fide mortgage or deed to secure debt which is now being, or may hereinafter be placed upon the Premises by Lessor. Subject to appropriate confidentiality restrictions, Lessee agrees to make available, if requested, audited financial statements to Lessor for review and such other informational documentation as may be reasonably required by Lessor for its mortgagee. Lessee shall execute and deliver such documents as may be reasonably required by any such mortgagee to effect any subordination or to consummate funding requirements. The Lessee and Lessor’s lenders will sign a Non-Disturbance Agreement in a form reasonably acceptable to Lessee and Lessor will cooperate with Lessee in this regard. The Lessor and Lessee will work cooperatively to record a Memorandum of Lease following execution of this Lease.
7.
MAINTENANCE AND REPAIRS: Lessee shall not allow the Premises to fall out of repair or deteriorate, and, at Lessee’s own expense Lessee shall keep and maintain said Premises, including, but not limited to, lawn maintenance, trees, shrubs, flowers and landscaping, in good order and repair (ordinary wear and tear, casualty and condemnation excepted) (together with the obligations in the next two sentences, the “Lessee Maintenance and Repair Obligations”), except portions of the Premises to be repaired by Lessor under terms of Paragraph 7 hereinafter set out. Lessee also agrees to maintain all systems pertaining to electrical, heating, ventilation, air conditioning (if any), sprinkler systems, individual signage, lighting and outside drainage, and paving in good order and repair (ordinary wear and tear excepted). Lessee shall be responsible for the exterior washing and painting of the Premises together with the maintenance and repair of all parking areas and loading docks. Notwithstanding the foregoing, the result of damages caused by Lessee under the ground, shall be the responsibility of Lessee. If Lessor shall observe any disrepairs or lack of maintenance that are included within the Lessee Maintenance and Repair

Obligations, then Lessor will give a thirty (30) day written notice to Lessee to repair, and thereafter if repairs are not performed with such time period as may be reasonably required (so long as Lessee commences such repair within the foregoing thirty (30) day time period and thereafter diligently pursues such repair), Lessor will repair said problem at market competitive rates and will charge Lessee for such repairs plus 5% additional to defray Lessor’s overhead. Such repair bills will be presented for immediate payment within thirty (30) days after receipt. If such repair bills are not paid within thirty (30) days’ time, Lessor will take legal action as needed. The Lessee’s Maintenance and Repair obligations do not include making Capital Expenditures and in no event is Lessee responsible for making Capital Expenditures. For purposes of this Lease, “Capital Expenditures” means any cost or expense that is treated as a capital expenditure as determined in accordance with generally accepted accounting principles (GAAP) consistently applied.
8.
REPAIRS BY LESSOR: Lessor agrees to keep in good repair (i) the roof, the floor slab foundation, water, sewer, gutters, and the exterior walls of the Premises and (ii) exterior utility lines to the point of entry into the Premises, except for damage caused to the roof or structure due to the actions or negligence of the Lessee, Lessee’s employees, invitees, contractors, assigns, or guests during the term of the Lease. Lessor has given Lessee exclusive use and control of Premises and shall be under no obligation to inspect said Premises; provided, Lessor shall have the right but not the duty, to reasonably inspect the Premises with prior notice to the Lessee.
9.
ALTERATIONS AND REMOVAL OF FIXTURES: No modifications or alterations to the site access, structural portions of the Premises, exterior, drainage, or openings cut through the roof or walls are allowed without prior written consent of the Lessor which consent will not be unreasonably withheld. Lessee shall be liable for structural damage or for any water damage resulting from leaks caused by installing alterations that are approved including but not limited to skylights and signage attached to building. Alterations must meet all codes and regulations required for the jurisdiction.

Notwithstanding the foregoing, Lessee may perform non-structural alterations up to $100,000 per year and/or other renovations to the Premises with notice to Lessor but without Lessor’s prior written consent. Lessor shall not charge any oversight or management fees on said alterations/renovations.

Lessee may prior to the expiration of this Lease or any extension thereof, remove all equipment and any other personal property which Lessee has placed on Premises (including any items specific to Lessee’s conduct of its business operations, including manufacturing equipment or other items bolted to the floor or affixed to the ceiling), provided Lessee repairs all damages to Premises caused by such removal. However, at the sole option of Lessor, Lessee shall not remove or cause to be removed any of the following: heating, air conditioning or ventilating components or systems; doors, windows, dock levelers, dock bumpers and seals; wiring, conduit, switches, switch gear, panel boxes and breakers; any and all plumbing fixtures and air lines.

10.
RETURN OF PREMISES: Lessee agrees to return the Premises to Lessor at the expiration or prior termination of this Lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty excepted. A joint inspection will be arranged by Lessee prior to vacating the Premises to discuss and document any damage or necessary repairs. Any un-repaired damage that is Lessee’s responsibility under this Lease, except normal wear and tear, will be deducted from Lessee’s damage deposit, if not paid by Lessee. If the damage deposit is not sufficient to cover such damages, then Lessee will reimburse Lessor for any additional reasonable costs of repair. If Tenant shall default in surrendering the Premises, Tenant’s occupancy subsequent to such expiration, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month to month or from year to year, and it shall be subject to all the terms, covenants, and conditions of this Lease applicable thereto, except that Rent shall be 150% the amount payable in the last year of the Term, or any renewal term thereof, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over.
11.
DESTRUCTION OR DAMAGE TO PREMISES: If Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction and rental be accounted for as between Lessor and Lessee as of that date. If Premises are damaged, but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of Premises as intended by Lessee has been destroyed, and Lessor shall restore Premises to substantially the same conditions as before damage as speedily as practicable, where upon full rental shall recommence, provided further, however, that if the damage shall be so extensive that the same cannot be reasonably repaired and restored within six (6) months’ time from date of casualty, then Lessee may cancel this Lease by giving written notice to the Lessor within thirty (30) days from the date of the casualty. In such event, rental shall be apportioned and paid up to the date of such casualty.
12.
INDEMNITY AND INSURANCE: Lessee agrees to indemnify and save harmless the Lessor against all claims for injuries to persons or damages to property by reason of Lessee’s negligence, willful misconduct, violation of law or breach of this Lease, including, without limitation, environmental liability or damage and all expenses incurred by Lessor because thereof, including attorney’s fees and court costs, excluding to the extent resulting from the actions or omissions of Lessor or anyone acting on behalf, or within the control, of the Lessor. The Premises shall not be used for any illegal purposes, or in any nuisance or trespass, or in any manner to violate Lessor’s property insurance on the Premises; provided, that Lessee’s use of the Premises for the uses permitted under Article 27 below shall not be construed as a violation of Lessor’s property insurance pursuant to this sentence, and, Lessor shall purchase property insurance for the Premises that accommodates such permitted uses. Premises being used in a manner which violates the insurance as aforesaid constitutes grounds for default under Paragraph 15 of this Lease.

Lessee agrees to maintain public liability insurance including “Damage to Property Leased to You” of at least $[***] per individual injury, $[***] aggregate and $[***] property damage liability for any one occurrence naming the Lessor as additional insured. Lessee shall be solely responsible for insuring Lessee’s furniture, fixtures, equipment, inventory and all other personal property of Lessee of any type or kind. Lessor shall furnish replacement value coverage of insurance in an “all risk” policy to insure the building. Lessee shall reimburse Lessor for the annual premiums of such property insurance (assuming reasonable, market deductibles) within thirty (30) days of submission by Lessor for payment thereof.

Additionally, should Lessee undertake to make any improvements to the Premises, prior to beginning work, the Lessee will insure the Premises and improvements by a builder’s risk or renovation policy naming Lessor and its lender as additional insureds with the amount to be approved by Lessor and if requested, its lender.

All insurance provided for in this Lease shall be in effect under enforceable policies issued by insurers of recognized responsibility and licensed to do business in this state. Within five days of the expiration date of any policy, evidence of the renewal policy for such insurance shall be delivered by Lessee to Lessor. Upon Lessor’s request, Lessee shall provide Lessor with certifications that the coverage set forth herein is in effect. At Lessor’s request, within fifteen (15) days after the premium on any policy shall become due and payable, the Lessor shall be furnished with satisfactory evidence of its payment.

If the Lessor so requires, the policies of insurance provided for, shall name the holder of any mortgage as additional insured, as the interest of such holder may appear. To the extent available in the marketplace, all such policies shall contain agreement by the insurers that such policies shall not be canceled without at least thirty (30) days prior written notice to the Lessor and to the holder of any mortgage to whom loss hereunder may be payable (and if not available Lessee covenants to provide such written notice).

13.
QUIET ENJOYMENT: Landlord agrees that, if the Rent is being paid in the manner and at the time prescribed and the covenants and obligations of the Tenant are being all and singularly kept, fulfilled and performed, Tenant shall lawfully and peaceably have, hold, possess, use and occupy and enjoy the Premises so long as this Lease remains in force, without hindrance, disturbance or molestation from Landlord, subject to the specific provisions of this Lease.
14.
GOVERNMENTAL ORDERS: Lessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee’s conduct of its business on said Premises.
15.
CONDEMNATION: If the whole of the leased Premises, or such portion thereof as will make the Premises unusable for the purpose herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events, the term hereby granted shall cease from time when possession thereof is taken by public authorities and rent shall be accounted for as between Lessor and Lessee as of that date.
16.
ASSIGNMENT: Lessee may not assign this Lease or any interest thereunder or sublet the Premises in whole or in part, without the prior express written consent of Lessor, except to the extent stated in the Addendum.

Lessor shall have the right to pledge, convey, transfer or assign, by sale or otherwise, all or part of its interest in this Lease or the Premises subject to the terms and conditions of this Lease. In the event of such a pledge, conveyance, transfer or assignment, all terms and conditions of this Lease shall run with the land and shall be binding upon the subsequent owners.

17.
DEFAULT: In the event of any one or more of the following events occur: (a) the rent herein is agreed is not paid at the time and place when and where due and such failure continues for more than five (5) days after Lessor’s delivery of written notice of the delinquency; (b) the

Lessee shall fail to comply with any term, provision, condition, or covenant of this Lease, other than the payment of rent and such failure continues after Lessor’s delivery of written notice for a period of thirty (30) days or such longer time as may reasonably be required to cure the default; (c) Lessee causes any unpermitted lien to be placed against the Premises and does not cure same (or take the steps necessary to cure) within twenty (20) days; then, at Lessor’s sole option, it may elect to:
(i)
Terminate this Lease, in which event the Lessee shall immediately surrender the Premises to the Lessor.
(ii)
Lessor, upon terminating this Lease, may terminate Lessee’s right of possession and, at Lessor’s option, enter upon and rent Premises at the best price obtainable by reasonable effort. Lessee shall be liable for the deficiency, if any, between Lessee’s rent hereunder and the price obtained by Lessor in re-letting.
(iii)
Since no right of holdover is allowed, if Lessee remains in possession of Premises after expiration of the term thereof, with Lessor’s acquiescence and without any express agreement of parties, Lessee shall be a Lessee at will at 150% rental rate, or maximum allowed by law, in effect at end of Lease and there shall be no renewals of this Lease by operation of law.

It is mutually agreed, at the sole option of Lessee, that if Lessor shall fail to comply with any term, provision, condition, or covenant of the Lease and shall continue without cure for forty-five (45) days after Lessor’s receipt of written notice thereof, Lessee may terminate this Lease and be relieved of all future obligations under the Lease.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity.

18.
COLLECTION AND ATTORNEY’S FEES: In the event that either party shall be required to take any legal action for the enforcement of any of the terms of this Lease, whether such employment shall require institution of collection, suit or other legal services required to secure compliance on the part of the defaulting party, the defaulting party shall be responsible for and shall promptly pay to the non-defaulting party the reasonable value of said collection costs, attorney’s fees and expenses, court costs, and any and all other expenses incurred by the non-defaulting party as a result of such default. Venue for any legal action arising hereunder shall be exclusively in the Courts for Knox County, Tennessee or the Federal Court for the Eastern District of Tennessee. Tennessee law shall apply to any dispute hereunder notwithstanding conflict of law provisions.
19.
LITIGATION: WITH RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY.
20.
ENTRY FOR CARDING, ETC.: Lessor may card Premises and with reasonable notice beforehand, “For Rent” or “For Sale” signs, one (1) year before termination of this Lease. During the one (1) year period prior to the termination of the Lease, Lessor may enter the Premises at reasonable hours and upon reasonable advance notice (but in no event on less than 24 hours’ notice) during the term of this Lease to exhibit same to prospective purchasers, lenders, appraisers and potential lessees. Additionally, Lessor may enter the Premises to inspect same and to make repairs required of Lessor under the terms thereof: or to make repairs to Lessor’s adjoining property, if any.
21.
NOTICES: All notices which Lessor and Lessee may be required to or may desire to serve on the other party must be given by Federal Express or a comparable overnight delivery service, or by mailing the same by registered or certified mail, return receipt requested, postage prepaid. All notices shall be deemed to have been given and received on the first business day after the date sent if sent via overnight delivery, or three (3) days after the date the registered or certified mail return receipt is returned.
(a)
Lessor in care of:

SPRING BRANCH, LLC

With copy to:

Lewis S. Howard, Jr., Esq.

Howard & Howard, P. C.

or such other address as Lessor may hereafter designate in writing to Lessee.

(b)
Lessee in care of:

AMAERO ADVANCED MATERIALS &

MANUFACTURING, INC.

or such other address as Lessee or Lessor may hereafter designate in writing to the other party.

22.
WAIVER OF RIGHTS: No failure of either Lessor or Lessee to exercise any power given hereunder, or to insist upon strict compliance by the other with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s rights to demand exact compliance with the terms thereof
23.
DEFINITIONS: “Lessor” as used in this Lease, shall include its heirs, representatives, assigns, and successors in title to the Premises. “Lessee” shall include its heirs, representatives, assigns, and successors, and if this Lease shall be validly assigned or sublet, shall include also Lessee’s assignees or subleases, as to Premises covered by such assignment of sublease. “Lessor” and “Lessee” include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.
24.
EXTERIOR SIGNS: Signage may be erected on the Premises and shall comply with local governmental laws and regulations. Lessee shall be liable for structural damage for any water damage resulting from leaks created by installation or the removal of signage. Any damage to signage must be repaired immediately or thereafter Paragraph 6 applies.

25.
ADVALOREM TAXES: Lessee covenants and agrees to pay and discharge, all real property taxes, which are levied, charged, assessed or imposed upon or against the Premises or any improvements which are now, or may be, placed thereon, or any of Lessee’s personal property located thereon and will upon written request of Lessor deliver to Lessor all receipts, or duplicates thereof, within fifteen (15) days after payment evidenced thereby.
26.
COMMON AREA MAINTENANCE: The Lessee occupies 100% of the Premises and there are no common areas.
27.
USE OF PREMISES: Premises shall be only used only for manufacturing of titanium powder with its ancillary functions, and all other legally permitted uses by zoning/code on a 24 hour a day/ 7 day a week, 365 day a year basis.
28.
USE OF PARKING: Use of Parking Area. Lessee shall be entitled to exclusive use of all parking areas and other exterior areas of the Premises. Any damage to the parking areas, normal wear and tear excepted, will be repaired immediately by the Lessee under the same provisions as Paragraph 6.
29.
ADDENDUMS: Any and all addenda, amendments, or exhibits to this Lease shall be construed to be a part of this Lease and remain in force during the term of the Lease and any renewal periods unless expressly stated in said addenda, amendments, or exhibits.
30.
HAZARDOUS SUBSTANCE: (a) Definition: As used herein, “Hazardous Substance” means any substance that is toxic, ignitable, reactive, or corrosive and is regulated by any local government, the State of Tennessee, or the United States of America. “Hazardous Substance” includes any and all material or substances that are defined as “hazardous substance” pursuant to state, federal or local government law, “Hazardous Substance” includes but is not restricted to asbestos, polychlorobiphenyls (“PCB’ s”), and petroleum.
(b)
Lessor’s Covenants and Indemnification: Lessor covenants that the Premises shall be free of Hazardous Substances as of the commencement date of the term of this Lease. Lessor agrees to indemnify and hold Lessee harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorney’s fees, consultants and expert fees) arising prior to this Lease term from or in connection with the presence or suspected presence of Hazardous Substances in or on the Premises unless the Hazardous Substances are present solely as a result of the breach of the provisions of Subparagraph (c) of this section. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the Premises or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision unless the Hazardous Substances are present solely as a result of the breach of the provisions of Subparagraph (c) of this section.
(c)
Lessee’s Covenants and Indemnification: Lessee covenants that during the period of its possession of the Premises, Lessee, its agents, employees, contractors and invitees, shall comply with all federal, state and local Hazardous Substance laws, regulations, and ordinances that are applicable to Lessee’s use of the Premises, the failure of which shall constitute an event of default under this Lease. Lessee agrees to indemnify and hold Lessor harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorney’s fees, consultant and expert fees) arising during or after the Lease term and arising as a result of the default by Lessee, its agents, employees, contractors, or invitees of the foregoing covenant. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the Premises or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.
31.
HEADINGS: The use of headings captions and numbers in this Lease are solely for the convenience of identifying and indexing the various provisions of this Lease and shall in no event be considered otherwise in construing or interpreting any provision in the Lease.
32.
AUTHORIZATIONS: Lessor represents and warrants that: (a) Lessor has taken all actions required by law, its governing documents or otherwise to authorize the execution, delivery and performance of this Lease: and (b) this Lease has been duly executed and delivered by a duly authorized officer of Lessor. Lessee represents and warrants that: (a) Lessee has taken all actions required by law, its governing documents or otherwise to authorize the execution, delivery and performance of this Lease: and (b) this Lease has been duly executed and delivered by a duly authorized officer of Lessee.

Except as provided for in the Addenda, Lessee has further authorized and taken all actions required by law, their governing documents or otherwise to authorize the execution, delivery and performance of any previous, present, and future amendments and change orders that may occur to be executed by its local representatives.

33.
BROKERS: Each party represents and warrants to the other that no real estate brokers or agents have been instrumental in the procurement of this Lease other than Wilson Steele, which is receiving a commission payable by Lessor pursuant to a separate written agreement. Each party shall indemnify and save the other party wholly harmless against any loss, cost or other expense, including court costs and reasonable attorney’s fees that may be incurred by such other party by reason of any breach of the foregoing warranties and covenants.
34.
GUARANTOR: By executing this Lease, Amaero International Ltd. (“Guarantor”) hereby guarantees, unconditionally and absolutely to the Lessor, its successors and assigns, the full and faithful performance and observance of all obligations of Lessee arising hereunder, whether now existing or hereafter arising. The obligations of the Guarantor shall in no way be terminated, affected or impaired by reason of the assertion by the Lessor against the Lessee of any of the rights or remedies reserved to the Lessor pursuant to the provisions of this Lease, or the granting of any indulgence or extension of time to the Lessee, or by reason of the amendment, modification, hold over, renewal or extension by the Lessee of the Lease, to all of which the guarantor(s) hereby consents in advance. Guarantor does not require any notice of Lessee’s nonpayment nonperformance, or nonobservance of the covenants, terms, and conditions of this Lease and hereby expressly waives the right to receive such notice. Insofar as the payment by Lessee of any sums of money to Lessor is involved, this guaranty is a guarantee of payment and not of collection, and shall remain in full force and effect until payment in full to Lessor of all sums payable under the Lease. Guarantor waives any right to require that any action be brought against Lessee or that resort be had to any security or to any other credit in favor of Lessee, subordinates any liability or indebtedness of Lessee held by Guarantor to the obligations of Lessee to Lessor under this Lease, and the benefit of any statute of limitations affecting Guarantor’s liability.

WHEREFORE, THIS LEASE, with addenda and exhibits attached, contains the entire agreement of the parties thereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons, entities or circumstances other than those which may be held invalid or unenforceable, shall not be effected thereby, and each term, covenant or conditions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF the parties herein have thereto set their hands and seals, effective as of the day and year first above written.

LESSEE:

AMAERO ADVANCED MATERIALS &
MANUFACTURING, INC.,
a Delaware corporation

BY:	/s/ Hank J. Holland
Print Name:	Hank J. Holland
Title:	Chairman and CEO

GUARANTOR:

AMAERO INTERNATIONAL LTD

BY:	/s/ Hank J. Holland
Print Name:	Hank J. Holland
Title:	Chairman and CEO

LESSOR:

SPRING BRANCH, LLC
a Tennessee limited liability company

BY:	/s/ Robert McCallie
Print Name:	Bob McCallie
Title:	Owner

ATTACHED EXHIBITS:

First Addendum to Lease
Exhibit A: Site Plan
Exhibit B: Legal Description
Exhibit C: Expansion Premises Specifications
Exhibit D: Extension Term Fair Market Rent Determination
Exhibit E: Option to Purchase

FIRST ADDENDUM TO LEASE

THIS FIRST ADDENDUM TO LEASE (this “Addendum”) is made by and between SPRING BRANCH, LLC, a Tennessee limited liability company (“Lessor”), and AMAERO ADVANCED MATERIALS & MANUFACTURING, INC., a Delaware corporation (“Lessee”), to be a part of that certain Lease of even date herewith between Lessor and Lessee (the “Lease”) concerning the Premises located at 130 Innovation Drive, McDonald, Tennessee as more particularly described in the Lease (the “Premises”). Lessor and Lessee agree that, notwithstanding anything to the contrary in the Lease, the Lease is hereby modified and supplemented as set forth below.

1.
Commencement Date.
(a)
Initial Premises Commencement Date: The Lease shall commence as to the Initial Premises on the date by which all of the following have occurred (the “Initial Premises Commencement Date” or the “Commencement Date”): (a) Lessor has substantially completed Lessor’s Work as to the Initial Premises in accordance with the Lease including, without limitation, Paragraph 14, below; (b) Lessor has delivered possession of the Initial Premises to Lessee in the required condition; and (c) Lessor has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises for the permitted use. If the Initial Premises Commencement Date has not occurred for any reason whatsoever on or before November 1, 2023, Lessee may terminate the Lease by written notice to Lessor, whereupon the Security Deposit and any monies previously paid by Lessee to Lessor shall be reimbursed to Lessee, or, at Lessee’s election, the Initial Premises Rent Commencement Date shall be delayed by one day for each day that the Initial Premises Commencement Date is delayed beyond such date. Following completion of Lessor’s Work as to the Initial Premises, Lessor shall deliver exclusive possession of the Initial Premises to Lessee in good, vacant, broom clean condition, with all building systems in good working order and the roof water-tight, and in compliance with all laws. Lessee’s acceptance of the Initial Premises shall not be deemed a waiver of Lessee’s right to have defects in the Initial Premises repaired at no cost to Lessee.
(b)
Expansion Premises Commencement Date: The Lease shall commence as to the Expansion Premises on the date by which all of the following have occurred (the “Expansion Premises Commencement Date”): (a) Lessor has substantially completed Lessor’s Work as to the Expansion Premises in accordance with the Lease including, without limitation, Paragraph 14, below; (b) Lessor has delivered possession of the Expansion Premises to Lessee in the required condition; and (c) Lessor has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises for the permitted use. Lessee’s obligation to pay the Base Rental Amount as to the Expansion Premises shall commence on the Expansion Premises Commencement Date (the “Expansion Premises Rent Commencement Date”). If the Expansion Premises Commencement Date has not occurred for any reason whatsoever on or before August 1, 2024, then, in addition to Lessee’s other rights or remedies, the Expansion Premises Rent Commencement Date shall be delayed by one day for each day that the Expansion Premises Commencement Date is delayed beyond such date. Following completion of Lessor’s Work as to the Expansion Premises, Lessor shall deliver exclusive possession of the Expansion Premises to Lessee in good, vacant, broom clean condition, with all building systems in good working order and the roof water-tight, and in compliance with all laws. Lessee’s acceptance of the

Expansion Premises shall not be deemed a waiver of Lessee’s right to have defects in the Expansion Premises repaired at no cost to Lessee.
2.
Real Estate Taxes. Lessee shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Lessor’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (c) imposed on land and improvements other than the Premises; or (d) attributable to Lessor’s net income, inheritance, gift, transfer, estate or state taxes. Lessee shall have the right to contest taxes so long as Lessee indemnifies Lessor from any liability as a result thereof.
3.
Operating Costs. [Intentionally omitted]
4.
Assignment and Subletting. Lessee may, without Lessor’s prior written consent and without constituting an assignment, sublease, or any other transfer hereunder, sublet the Premises or assign the Lease to (a) an entity controlling, controlled by or under common control with Lessee, (b) an entity related to Lessee by merger, consolidation or reorganization, or (c) a purchaser of a substantial portion of Lessee’s assets or stock. A transfer of Lessee’s stock or other equity interests shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises. In addition, Lessee shall have the right to finance and encumber Lessee’s Property (as defined below in Section 10), and, Lessor shall cooperate with Lessee in connection with any such financing and shall execute all commercially reasonable documents required in connection therewith including, without limitation, lien waivers, collateral access agreements, and any consents or other approvals required in connection therewith.
5.
Compliance with Laws. Lessee shall not be required to comply with or cause the Premises to comply with any laws, rules, regulations or insurance requirements requiring the construction of alterations unless such compliance is necessitated solely due to Lessee’s particular use of and/or alteration the Premises.
6.
Repairs and Maintenance. Lessor shall perform and construct, and Lessee shall have no responsibility to perform or construct, any repair, maintenance or improvements which could be treated as a “capital expenditure” under generally accepted accounting principles. Lessor also hereby assigns to Lessee all warranties with respect to those items of the Premises which Lessee must maintain and repair under the Lease and shall cooperate with Lessee to enforce all such warranties.
7.
Indemnity and Insurance. Lessor shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Lessee from, all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses arising from the negligence or willful misconduct of Lessor or its agents, contractors, licensees or invitees or a violation of Lessor’s obligations or representations under the Lease.
8.
Waiver of Subrogation. Notwithstanding anything to the contrary herein, the parties hereto release each other and their respective agents, employees, successors, assignees and sublessees from all liability for damage to its property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Lease, or which would normally be covered by all risk property insurance, without regard to the negligence or willful misconduct of the entity so released. All of Lessor’s and Lessee’s repair and indemnity obligations under the Lease shall be subject to the waiver contained in this paragraph.
9.
Damage. If the Lease terminates due to a casualty, all insurance proceeds with respect to alterations and improvements paid for by Lessee shall be payable to Lessee with no obligation to restore such alterations or improvements.
10.
Alterations. Alterations and Lessee’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“Lessee’s Property”) shall at all times be and remain Lessee’s property. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Lessee may remove Lessee’s Property from the Premises, provided that Lessee repairs all damage caused by such removal. Lessor shall have no lien or other interest in any item of Lessee’s Property. Lessor shall have no right to require Lessee to remove any alterations unless it notifies Lessee at the time it consents to such alteration that it shall require such alteration to be removed.
11.
Required Deliverables. Notwithstanding anything to the contrary herein, Lessor shall cause each of the following conditions to be satisfied within the period set forth below:
a)
Within thirty (30) days following the mutual execution and delivery of the Lease, deliver to Lessee a copy of Lessor’s Phase 1 Environmental Site Assessment of the Premises in a form reasonably satisfactory to Lessee showing no adverse environmental conditions affecting the Premises.
b)
On or prior to October 1, 2023, deliver to Lessee certifications from the applicable local governmental authorities (or other evidence reasonably satisfactory to Lessee) certifying that the Premises may be used for the permitted use specified in Article 27 of the Lease.
c)
Within thirty (30) days following the mutual execution and delivery of the Lease, deliver to Lessee an agreement from Lessor’s lender in form reasonably satisfactory to Lessee providing for recognition of Lessee’s interests under the Lease (including Lessor’s obligations with respect to construction and delivery of the Premises and funding of the Tenant Improvement Allowance and Lessee’s rights of offset relating to any failure of Lessor to fund the Tenant Improvement Allowance) in the event of a foreclosure of the lender’s security interest.

If Lessor fails to cause each of the foregoing conditions and requirements to be satisfied within the time periods set forth above, then, Lessee may terminate the Lease by written notice to Lessor, whereupon the Letter of Credit and any monies previously paid by Lessee to Lessor shall be reimbursed to Lessee.

12.
Surrender. Lessee’s obligations with respect to the surrender of the Premises shall be fulfilled if Lessee surrenders possession of the Premises in the condition existing on the Commencement Date, ordinary wear and tear, casualties, condemnation, Hazardous Materials (other than those released or emitted by Lessee), alterations or other interior improvements which it is permitted to surrender at the termination of the Lease and repairs that Lessee is not responsible for under the Lease, excepted.

13.
Lessor’s Work. Lessor’s construction of the Initial Premises and the Expansion Premises in accordance with the Lease (the “Lessor’s Work”) shall be constructed in accordance with the approved plans and all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Lessee shall have the right to submit a written “punch list” to Lessor, setting forth any defective item of construction, and Lessor shall promptly cause such items to be corrected. Lessee’s acceptance of the Premises or submission of a “punch list” shall not be deemed a waiver of Lessee’s rights to have defects in the Lessor’s Work or the Premises repaired at no cost to Lessee. Lessee shall give notice to Lessor whenever any such defect becomes reasonably apparent, and Lessor shall repair such defect as soon as possible subject to the provisions and limitations of Section 7 of the Lease.
14.
Lessee Improvements. If Lessor fails to fund the Tenant Improvement Allowance as required under the Lease, Lessee shall have the right to offset such amounts against rent first coming due under the Lease. Lessee shall not be required to use union labor. Notwithstanding anything to the contrary herein, (a) Lessor shall be solely responsible for all costs required to bring the Premises into compliance with laws or related to unknown conditions or the presence of Hazardous Materials on or about the Premises (the “Excluded Work”) and (b) the date Lessee is obligated to commence paying rent shall be extended by one (1) day for each day Lessee’s completion of Lessee’s alterations is delayed due to Lessor’s delay, the Excluded Work or force majeure, including epidemic or other infectious disease (including due to governmental restriction). Lessee shall be entitled to surrender all initial alterations upon the termination of the Lease. Notwithstanding any of the foregoing, (a) Lessee shall not be required to design or construct any improvements in the Premises, (b) where no time period is specified above, Lessor shall respond to any consent or approval request within ten (10) business days and (c) Lessor’s failure to provide or reasonably refuse its consent within such time period shall be deemed Lessor’s consent or approval to the request.
15.
Environmental. To the best knowledge of Lessor, (a) no Hazardous Material is present on the Premises, (b) no underground storage tanks are present on the Premises, and (c) no action, proceeding or claim is pending or threatened regarding the Premises concerning any Hazardous Material or pursuant to any environmental law. Under no circumstance shall Lessee be liable for, and Lessor shall indemnify, defend, protect and hold harmless Lessee, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) arising out of any Hazardous Material present at any time on or about the Premises, or the soil, air, improvements, groundwater or surface water thereof, except to the extent due to the release or emission of Hazardous Material by Lessee or its agents or employees in violation of applicable environmental laws.
16.
Lessor’s Entry. Lessor and Lessor’s agents, except in the case of emergency, shall provide Lessee with one (1) business day notice prior to entry of the Premises. Any entry by Lessor and Lessor’s agents shall not impair Lessee’s operations more than reasonably necessary, and shall comply with Lessee’s reasonable security measures.

17.
Lessor’s Default. If Lessor fails to perform any of its obligations under the Lease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Lessee specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Lessee may, in addition to its other remedies, cure any default of Lessor at Lessor’s cost.
18.
Approvals. Whenever the Lease requires an approval, consent, determination or judgment by either Lessor or Lessee, unless another standard is expressly set forth, such approval, consent, determination or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.
19.
Rules and Regulations. Lessee shall not be required to comply with any new rule or regulation unless the same does not unreasonably interfere with Lessee’s use of the Premises or Lessee’s parking rights and does not materially increase the obligations or decrease the rights of Lessee under the Lease.
20.
Effect of Addendum. All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Lease unless specifically defined herein. In the event of any inconsistency between this Addendum and the Lease, the terms of this Addendum shall prevail.

IN WITNESS WHEREOF the parties herein have executed this instrument effective as of the day and year first above written.

[Signatures on following page]

LESSEE:

AMAERO ADVANCED MATERIALS &
MANUFACTURING, INC.,
a Delaware corporation

BY:	/s/ Hank J. Holland
Print Name:	Hank J. Holland
Title:	Chairman and CEO

LESSOR:

SPRING BRANCH, LLC
a Tennessee limited liability company

BY:	/s/ Robert McCallie
Print Name:	Bob McCallie
Title:	Owner

EXHIBIT A
SITE PLAN

EXHIBIT B
LEGAL DESCRIPTION

EXHIBIT C

INITIAL PREMISES AND EXPANSION PREMISES SPECIFICATIONS

I.
Initial Premises

The Initial Premises shall be constructed by Lessor at its sole cost and expense pursuant to the following plans and specifications:

Speculative Manufacturing Facility Lot #4 Spring Branch Industrial Park Plans and specifications of MBI Companies, Inc. dated March 1, 2022, Project No. 210455

II.
Expansion Premises:

Lessor agrees to design, engineer and build a 30,000 square foot extension with a 50’ height and open span bay (no interval columns). The structure will be designed to support a 7.5 tonne girder-mounted crane. The foundation shall be 8” and will be engineered to support the installation of titanium powder production plants and ancillary equipment. The extension will about the existing building and doors / access ways will be created to connect the buildings and to allow movement of equipment, supplies and forklifts.

EXHIBIT D
EXTENSION TERM FAIR MARKET RENT DETERMINATION

(a)
Extended Term Rent: If Lessee exercises an Option to Extend pursuant to Section 2 of the Lease Fair Market Rent for the Premises as of the commencement date of the applicable extended term, as determined by the agreement of the parties or, if the parties cannot agree within sixty (60) days prior to the commencement of such extended term, then by an appraisal. All other terms and conditions contained in the Lease, as the same may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the option term.
(b)
Appraisal: If it becomes necessary to determine the Fair Market Rent by appraisal, real estate appraiser(s), all of whom shall be Members of the Appraisal Institute and who have at least five (5) years’ experience appraising office space located in the vicinity of the Premises shall be appointed and shall act in accordance with the following procedures:
(i)
If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the “Notifying Party”). Within ten (10) days following the Notifying Party’s appraisal demand, the other party (the “Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of such appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.
(ii)
If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.
(iii)
If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers.
(iv)
If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Lessor and Lessee of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, all appraisers shall submit to Lessor and Lessee an independent appraisal of the Fair Market Rent for the Premises in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.
(v)
The appraisers’ determination of Fair Market Rent shall be based on rental of space of the same age, construction, size and location as the Premises with the improvements installed therein at Lessor’s expense and shall take into account Lessee’s obligations to pay additional rent under the Lease. In determining Fair Market Rent, the appraisers shall not consider any alterations installed in the Premises at Lessee’s expense.
(vi)
If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.
(c)
Rescission of Option Exercise: Notwithstanding anything to the contrary herein, if the rent during any extended term is determined by appraisal and if Lessee does not, in its sole discretion, approve the rental amount established by such appraisal, Lessee may rescind its exercise of the Option to Extend by giving Lessor written notice of such election to rescind within ten (10) days after receipt of all appraisals. If Lessee rescinds its exercise of the Option to Extend, then (i) the Lease shall terminate on the thirtieth (30th) day after Lessee’s notice of rescission or on the date the Lease would have otherwise terminated absent Lessee’s exercise of the Option to Extend, whichever date is later; and (ii) Lessee shall pay all costs and expenses of the appraisal.

EXHIBIT E
TERMS AND CONDITIONS GOVERNING PURCHASE OPTION

1.
Terms of Purchase: If Lessee elects to purchase the Premises pursuant to Section 3 of the Lease, then the following additional terms and conditions will apply to such purchase:
a.
Lessor shall convey to Lessee at close of escrow by Special Warranty Deed fee simple title to the Premises, free and clear of any, assessments, liens, encumbrances or other exceptions to title, other than such matters as may exist as of the Effective Date of the Lease and taxes that are not yet delinquent (the “Permitted Exceptions”). Lessee’s obligation to purchase the Premises shall be conditioned upon Lessee’s obtaining at close of escrow an ALTA extended coverage owner’s policy of title insurance excluding all pre-printed exceptions (the “Title Policy”) naming Lessee as the insured in the amount of the purchase price and showing fee title to the Premises as vested in Lessee subject only to the Permitted Exceptions. If Lessee is unable to obtain such a Title Policy, Lessee may elect, in Lessee’s sole discretion, to pursue any or all of the following courses: (i) accept the title insurance policy that can be obtained and close the purchase of the Premises, (ii) , delay the closing date to allow Lessor to remove any exception which is not a Permitted Exception, in which event Lessor shall use all reasonable efforts to remove such exceptions prior to the extended closing date, or (iv) rescind Lessee’s exercise of the purchase option or the right of first offer.
b.
The sale and purchase of the Premises shall be consummated through an escrow established with a reputable title company selected by Lessee (the “Escrow Holder”). Close of escrow shall occur thirty (30) days following Lessee’s notice of exercise of its option to purchase. On or before the scheduled closing date, Lessor and Lessee shall execute and deliver to Escrow Holder all escrow instructions, deeds, assignments, and other documents as may be necessary close the purchase and sale.
c.
Lessee shall pay all rent and perform all other obligations that accrue under the Lease prior to the close of escrow; provided, however, that the Security Deposit shall be credited against Lessee’s purchase price and all rent shall be prorated between Lessor and Lessee as of the close of escrow with Lessee being refunded any prepayments of such sums and Lessor receiving any underpaid amounts through the day immediately preceding close of escrow. Any taxes, assessments, liens, encumbrances or other exceptions to title which are not Permitted Exceptions shall be paid and satisfied by Lessor at close of escrow. All costs of title, escrow, transfer taxes, and other closing costs (except as otherwise specifically provided herein) shall be paid by Lessor and Lessee in accordance with local custom and practice.
d.
Risk of loss of the Premises shall remain with Lessor, subject to the terms of the Lease, until close of escrow, notwithstanding possession of the Premises by Lessee under the terms of the Lease.
e.
Upon Lessee’s request, Lessor and Lessee shall enter into a purchase and sale agreement in commercially reasonable form prepared by Lessee.

f.
If the closing occurs prior to the date that Lessor completes all or any portion of the Lessor’s Work, then Lessor shall remain obligated to complete Lessor’s Work at its cost and expense as required by the Lease and an amount equal to the cost of such remaining performance shall be withheld from the purchase price in escrow to be disbursed as required to pay for such remaining construction costs pursuant to a mutually agreeable funding process.
g.
If all or any portion of the Tenant Improvement Allowance remains unfunded at closing, then the purchase price shall be reduced by such unfunded amount.

FIRST AMENDMENT TO COMMERCIAL/INDUSTRIAL BUILDING LEASE

THIS FIRST AMENDMENT TO COMMERCIAL/INDUSTRIAL BUILDNG LEASE (this “Amendment”) is dated and effective as of September 14, 2023, by and between AMAERO ADVANCED MATERIALS & MANUFACTURING, INC., a Delaware corporation (“Lessee”), and SPRING BRANCH, LLC, a Tennessee limited liability company (“Lessor”), with reference to the following facts and objectives:

RECITALS

1.
Lessor and Lessee entered into that certain Commercial/Industrial Building Lease and the First Addendum to Lease, dated July 12, 2023 (the “Lease”), pertaining to certain premises more particularly described in the Lease located at 130 Innovation Drive, McDonald, Tennessee.
2.
Lessor and Lessee desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that, notwithstanding anything to the contrary in the Lease, the Lease is hereby amended, modified and supplemented as set forth below:

AGREEMENT

35.
Building Address; Premises.
(i)
Lessor and Lessee acknowledge and agree that the address of the Premises is 130 Innovation Drive, McDonald, Tennessee, rather than 130 Innovation Drive, Cleveland, Tennessee.
(ii)
All references in the Lease to the 30,000 square foot high bay “Expansion Premises” and any of Lessor’s and Lessee’s obligations with respect thereto are hereby deleted in their entirety. Lessor and Lessee agree that Lessor’s Work shall not include construction of the Expansion Premises and Item II of Exhibit C to the Lease is hereby deleted in its entirety. In accordance with the foregoing, the second (2nd) sentence of Section 1(a) and the entirety of Section 1(b) of the Addendum are hereby deleted. All references in the Lease to the “Premises” shall mean the Initial Premises.
36.
Option to Purchase. Section 3 of the Lease is hereby deleted and replaced with the following:

OPTION TO PURCHASE: From and after the date of this Lease through August 1, 2024, Lessee shall have the right and option to purchase the Premises by providing written notice to Lessor of Lessee’s exercise of such purchase option prior to August 1, 2024. The purchase price shall be $[***]. If Lessee exercises its option to purchase the Premises pursuant to this Section 3, the terms and conditions of Exhibit E shall apply. Lessee’s Security Deposit shall be credited against the foregoing purchase price upon the closing of any such purchase of the Premises pursuant to this Section.

37.
Base Rental.
(i)
The first grammatical paragraph of Section 4 of the Lease is hereby deleted in its entirety and replaced with the following:

RENTAL: Lessee agrees to pay rent for the Premises without demand, deduction, or set-off except as provided by state law or this Lease. Rental for the Lease Term is payable in monthly installments commencing on the Initial Premises Rent Commencement Date, in the amount of $79,166.67 per month ($9.50 per rentable square foot of the Premises per year) (the “Base Rental Amount”), which amount shall be payable in advance on or before the 1st day of each month during the Term. [***]. The Base Rental Amount shall increase 2% per annum beginning on January 1, 2025. Notwithstanding the foregoing, the first payment of the Base Rental Amount shall be due and payable upon execution of this Lease and applied to the first Base Rental Amount due under this Lease.

(ii)
Lessor acknowledges that, upon execution of the Lease, Lessee prepaid the first payment of the Base Rental Amount in the amount of $86,853.35, and, accordingly, $79,166.67 of such amount shall be applied to the first payment of Base Rental Amount due in accordance with Section 3(A) above and the remaining $7,696.68 shall be credited to Lessee’s second payment of the Base Rental Amount.
(iii)
Lessor and Lessee acknowledge that the Initial Premises Rent Commencement Date shall continue to be January 1, 2024 as set forth in Section 2 of the Lease.
38.
Tenant Improvement Allowance. The third (3rd) and fourth (4th) grammatical paragraphs of Section 4 of the Lease are hereby deleted in their entirety. All references in the Lease to the Tenant Improvement Allowance and all rights and obligations of Lessor and Lessee with respect to the Tenant Improvement Allowance are hereby deleted.
39.
Contingencies; Required Deliverables.
(i)
Sections 11(a) and 11(b) of the Addendum are hereby deleted in their entirety.
(ii)
Section 11(c) of the Addendum is hereby modified by changing the time period for the required deliverable described therein to the first thirty (30) days after the mutual execution and delivery of this Amendment. Lessor represents and warrants that it has obtained all required consents of its lender to this Amendment.

40.
Maintenance and Repairs: Lessor and Lessee agree that if Lessee’s alterations or equipment installations result in penetrations to the roof, then, thereafter Lessee shall be required to repair and maintain the roof in accordance with the provisions of Section 7 of the Lease and the words “the roof” shall be deemed to be deleted from clause (i) of the first sentence of Section 8 of the Lease.
41.
Guarantor Ratification: Guarantor hereby reaffirms, ratifies, confirms and acknowledges that its guaranty of the Lease, as amended by this Amendment, pursuant to Section 34 of the Lease. Guarantor hereby affirmatively consents to the terms of this Amendment.
42.
Brokers: Each party represents and warrants to the other that no real estate brokers or agents have been instrumental in the procurement of this Amendment other than Wilson Steele, whose commission, if any, is payable by Lessor pursuant to a separate written agreement. Each party shall indemnify and save the other party wholly harmless against any loss, cost or other expense, including court costs and reasonable attorney’s fees that may be incurred by such other party by reason of any breach of the foregoing warranties and covenants.
43.
Miscellaneous. The recitals set forth above are hereby incorporated herein. This Amendment, together with the Lease, constitutes the entire agreement between Lessor and Lessee regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Lessor and Lessee. Except as specifically amended hereby, all of the terms and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Lease. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties may execute and exchange, by electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. In addition, the parties hereto consent and agree that this Amendment may be signed using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first above written.

LESSEE:

AMAERO ADVANCED MATERIALS &

MANUFACTURING, INC.,

a Delaware corporation

By:	/s/ Hank J. Holland
Hank J. Holland
Chairman and CEO

GUARANTOR:

AMAERO INTERNATIONAL LTD.

By:	/s/ Hank J. Holland
Hank J. Holland
Chairman and CEO

LESSOR:

SPRING BRANCH, LLC

a Tennessee limited liability company

By:	/s/ Robert McCallie
Robert C. McCallie, Sr.
Chief Manager / President